Exhibit 10.3.1

AMENDMENT NO. 1

TO THE

UNIFIED WESTERN GROCERS, INC.

SHELTERED SAVINGS PLAN

Effective as of August 31, 1997, the definition of “Employee” in Section 1.2 of the Unified Western Grocers, Inc. Sheltered Savings Plan (the “Plan”) is amended and restated to read as follows:

“‘Employee’ shall mean every person classified by the Company as a common law employee of the Company and any Affiliated Company that has adopted the Plan with the permission of the Board of Directors. ‘Employee’ shall not include any person who is (i) employed by or through a leasing, temporary, or similar agency or company, or (ii) classified by the Company as a leased employee (‘Leased Employee’) of the Company or any such Affiliated Company. For this purpose, a Leased Employee is a person whose services are performed under primary direction or control by the Company or any Affiliated Company on a substantially full time basis for a period of at least one year in accordance with Code Section 414(n)(2). If any person described in the preceding sentence is determined to be a common law employee of the Company by court decision or otherwise, such person shall nonetheless continue to be treated as not being an Employee.”

* * *

IN WITNESS WHEREOF, Unified Western Grocers, Inc. has executed this Amendment this 11 day of June, 2002.

UNIFIED WESTERN GROCERS, INC.

By:	/s/ DON GILPIN
Don Gilpin
Its:	Vice President, Human Resources